UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
July 16, 2008
Date of Report (Date of earliest event reported)
Sovereign Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Pennsylvania	1-16581	23-2453088
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1500 Market Street, Philadelphia, Pennsylvania		19102
(Address of principal executive offices)		(Zip Code)
(267) 256-8601
Registrant’s telephone number, including area code
n/a
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Effective July 16, 2008, pursuant to the terms of the Investment Agreement, dated as of October 24, 2005 (as amended, the “Investment Agreement”), between Banco Santander, S.A. (“Santander”) and Sovereign Bancorp, Inc. (“Sovereign”), Sovereign’s Board of Directors (the “Board”), by unanimous written consent, appointed Gabriel Jaramillo to serve as a Class II director on the Board, with a term expiring in 2010. Mr. Jaramillo was appointed to fill the vacancy created by the resignation of director Juan Rodriguez-Inciarte effective upon Mr. Jaramillo’s appointment.
The Board has not determined on which Board committees Mr. Jaramillo will serve.
Mr. Jaramillo is currently an advisor to the Chairman of Santander.
A description of the Investment Agreement is included in Item 12 of Sovereign’s Annual Report on Form 10-K for the year ended December 31, 2007. The summary included in the Annual Report on Form 10-K is qualified in its entirety by reference to the complete text of the Investment Agreement as amended (filed as Exhibit 10.1 to Sovereign’s Current Report on Form 8-K filed on October 27, 2005, Exhibit 10.2 to Sovereign’s Current Report on Form 8-K filed on November 22, 2005 and Exhibit 10.3 to Sovereign’s Current Report on
Form 8-K filed on June 6, 2006), which is incorporated herein by reference.
In addition to the transactions contemplated by the Investment Agreement, Santander and its affiliates have entered into certain transactions with Sovereign. Descriptions of all such transactions that occurred prior to January 1, 2008 are included in the section captioned “Election of Directors” located in the definitive proxy statement filed on March 24, 2008, which is incorporated herein by reference. In addition, Santander and its affiliates have entered into the following transactions with Sovereign since January 1, 2008:
➢	Since January, 2006, Santander extended a total of $425 million in an unsecured line of credit to Sovereign Bank for federal funds and Eurodollar borrowings and for the confirmation of standby letters of credit issued by Sovereign Bank. This line of credit is at market rates, in the ordinary course of business and can be cancelled by either Sovereign or Santander at any time and can be replaced by Sovereign at any time. As of July 16, 2008, the outstanding balance under the line was $422 million, all of which is for confirmation of standby letters of credit. For the first and second quarters of 2008, in the aggregate, Sovereign Bank has paid approximately $614,000 in fees to Santander.

➢	Sovereign Bank has a program for advising and confirming Santander’s letters of credit. All fees associated with the program are paid by the customer, Santander earns and pays no fees. As of July 1, 2008 there has been one transaction processed through the program.

➢	Sovereign Bank provides U.S. deposit (free and investable balances) and other cash management services to Santander’s Latin American and European commercial clients. Customer vetting procedures are the same as those that apply to other Sovereign customers. Under a revenue sharing agreement, Santander receives 50% of the “net” margin on any deposits, which resulted in a fee to Santander for the first quarter of 2008 of $80,755. As of the end of the first quarter of 2008 there were 88 accounts and 36 customers with approximately $100 million in deposits outstanding under this agreement.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOVEREIGN BANCORP, INC.
Dated: July 18, 2008	By:	/s/ Stacey V. Weikel
Name: Stacey V. Weikel
Title: Senior Vice President